UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 19, 2013 (June 19, 2013)

Date of Report (Date of earliest event reported)

INERGY MIDSTREAM, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35377	20-1647837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on May 5, 2013, (i) Inergy Holdings GP, LLC, a Delaware limited liability company (“IHGP”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”), by and among Crestwood Holdings LLC, a Delaware limited liability company (“CW Holdings”), Crestwood Gas Services Holdings LLC, a Delaware limited liability company (“CGSH”), NRGP Limited Partner, LLC, a Delaware limited liability company (“NRGP”), and IHGP; (ii) Inergy, L.P., a Delaware limited partnership (“Inergy”), entered into a Contribution Agreement (the “Contribution Agreement”), by and among CW Holdings, CGSH, Inergy and Inergy GP, LLC, a Delaware limited liability company and the general partner of Inergy (“NRGY GP”); and (iii) Inergy entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among CW Holdings, Crestwood Midstream Partners LP, a Delaware limited partnership (“CMLP”), Crestwood Gas Services GP LLC, a Delaware limited liability company and the general partner of CMLP (“CMLP GP”), Inergy Midstream, L.P., a Delaware limited partnership (“NRGM”), NRGM GP, LLC, a Delaware limited liability company and the general partner of NRGM (“NRGM GP”), Inergy and Intrepid Merger Sub, LLC, a Delaware limited liability company.

On June 19, 2013, the transactions contemplated by the Purchase Agreement closed and the transactions contemplated by the Contribution Agreement closed immediately thereafter. Pursuant to the Purchase Agreement, (i) IHGP sold to CW Holdings a 99% limited partnership interest and 100% general partner interest in Inergy Holdings, L.P., a Delaware limited partnership and sole member of NRGY GP (“Inergy Holdings”), (ii) NRGP sold to CW Holdings a 1% limited partnership interest in Inergy Holdings and (iii) CW Holdings and CGSH paid to IHGP and NRGP a total of $80 million in cash (the “Purchase and Sale”). Pursuant to the Contribution Agreement, CGSH contributed 100% of the limited liability company interests of CMLP GP, which owns 100% of the incentive distribution rights and general partner units of CMLP, to Inergy in exchange for 35,103,113 common units of Inergy (“Inergy Common Units”) and 4,387,889 subordinated units of Inergy (“Subordinated Units”). Such contribution is referred to herein as the “Contribution” and together with the Purchase and Sale, the “Transactions.”

Item 1.01    Entry into a Material Definitive Agreement.

Registration Rights Agreement

In connection with the closing of the Purchase and Sale on June 19, 2013, NRGM, John J. Sherman, CW Holdings and CGSH entered into a Registration Rights Agreement (the “Registration Rights Agreement”) that allows for the registered resale of common units representing limited partner interests in NRGM (“NRGM Common Units”) held by John Sherman, CW Holdings and CGSH (each, a “Holder” and collectively, the “Holders”). Pursuant to the Registration Rights Agreement, NRGM has agreed to use commercially reasonable efforts to prepare and file a resale shelf registration statement for the resale of NRGM Common Units upon written request of a Holder and to use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable. If NRGM is not eligible to file a shelf registration statement or has not used its commercially reasonable efforts to have a shelf registration statement declared effective by the SEC or the shelf registration statement ceases to be effective, upon the written request of a Holder, NRGM shall file with the SEC, no later than 45 days after such written request, a registration statement with respect to all registrable NRGM Common Units held by such Holder.

The information in the Introductory Note is incorporated into this Item 1.01 by reference. John Sherman is currently on the board of directors of NRGM GP.

The description of the Registration Rights Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Item 5.01    Changes in Control of Registrant.

As a result of the closing of the Purchase and Sale, a change of control of Inergy occurred on June 19, 2013. Inergy indirectly owns a non-economic general partner interest in NRGM. Pursuant to the Purchase and Sale Agreement, (i) IHGP sold to CW Holdings a 99% limited partnership interest and 100% general partner interest in Inergy Holdings, and (ii) NRGP sold to CW Holdings a 1% limited partnership interest in Inergy Holdings. Inergy Holdings is the sole member of NRGY GP, and NRGY GP is the general partner of Inergy; thus Inergy is now controlled by CW Holdings.

CW Holdings’ sources of funds for the Purchase and Sale consideration consisted of $80 million in cash on-hand at CW Holdings.

As a result of the closing of the Contribution, CGSH received 35,103,113 Inergy Common Units, representing 21.0% of the total number of Inergy Common Units currently outstanding. CGSH also received 4,387,889 Subordinated Units, which under certain circumstances are convertible into Inergy Common Units on a one-for-one basis. In exchange for the Inergy Common Units and Subordinated Units, Inergy received 100% of CGSH’s interests in CMLP GP.

On June 19, 2013, Inergy and CMLP jointly issued a press release announcing the closing of the Purchase and Sale. A copy of the press release is attached as Exhibit 99.1 and is incorporated into this Item 5.01 by reference.

The information in the Introductory Note and the disclosure contained in Items 5.02 are incorporated in this Item 5.01 by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Purchase and Sale, on June 19, 2013, (i) Phillip L. Elbert resigned as Executive Vice President – Strategy of NRGM GP, (ii) John Sherman resigned as Chief Executive Officer and President of NRGM GP and will no longer serve as the Chairman of the board of directors of NRGM GP and (iii) R. Brooks Sherman, Jr. resigned as Executive Vice President of NRGM GP. In addition, the employment of Messrs. Elbert, Sherman and Sherman was terminated as of June 19, 2013. John Sherman will continue to serve as a director on the board of directors of NRGM GP.

Also in connection with the closing of the Purchase and Sale and pursuant to the Purchase and Sale Agreement, on June 19, 2013, the board of directors of NRGM GP was expanded from four directors to six directors, and Robert G. Phillips and Michael G. France were appointed as directors of NRGM GP and Mr. Phillips was appointed Chairman of the board. Mr. Phillips was also elected as Chief Executive Officer and President of NRGM GP. As of the date of this Report, neither Mr. Phillips nor Mr. France have been named to serve on any committee of the board of directors of NRGM GP.

Messrs. Phillips and France are members of the management committee of Crestwood Holdings Partners, LLC, the indirect parent of CW Holdings.

As an employee, Mr. Phillips will not receive compensation for his services as a director. In addition, at this time, he has not entered into any executive compensatory arrangements with NRGM with respect to his appointment as an officer with NRGM. Mr. Phillips will continue to be compensated pursuant to his existing employment arrangements with Crestwood Holdings Partners LLC and may in the future participate in certain executive compensation arrangements related to his position with NRGM. Mr. France will be compensated in accordance with NRGM’s compensation policy for non-employee directors as described in NRGM’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

Pursuant to the First Amended and Restated Agreement of Limited Partnership of NRGM, Messrs. Phillips and France will be fully indemnified for actions associated with being a director to the extent permitted under Delaware law.

Mr. Phillips, age 58, was elected Chairman, President and Chief Executive Officer of CMLP GP in October 2010 and has served on the Management Committee of Crestwood Holdings Partners, LLC since May 2010. Since November 2007, he has served as Chairman, President and CEO of Crestwood Midstream Partners, LLC. Previously, Mr. Phillips served as President and Chief Executive Officer and a Director of Enterprise Products Partners L.P. from February 2005 until June 2007 and Chief Operating Officer and a Director of Enterprise Products Partners L.P. from September 2004 until February 2005. Mr. Phillips also served on the Board of Directors of Enterprise GP Holdings L.P., the general partner of Enterprise Products Partners L.P., from February 2006 until April 2007. He previously served as Chairman of the Board and CEO of GulfTerra Energy Partners, L.P. (GTM), from 1999-2004, prior to GTM’s merger with Enterprise Product Partners, LP, and held senior executive management positions with El Paso Corporation, including President of El Paso Field Services from 1996-2004. Prior to that he was Chairman, President and CEO of Eastex Energy, Inc. from 1981-1995. Mr. Phillips previously served as a Director of Pride International, Inc. from October 2007 to May 31, 2011, one of the world’s largest offshore drilling contractors, and was a member of its audit committee. Mr. Phillips is an Advisory Director of Triten Corporation, a leading international engineering firm and alloy products manufacturer.

Item 9.01    Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Registration Rights Agreement, dated June 19, 2013, by and among Inergy Midstream, L.P., John J. Sherman, Crestwood Holdings LLC and Crestwood Gas Services Holdings LLC.

99.1	Press Release dated June 19, 2013 (incorporated by reference from Exhibit 99.1 to Inergy, L.P.’s Current Report on Form 8-K filed on June 19, 2013.)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY MIDSTREAM, L.P.

By: NRGM GP, LLC, its General Partner

Date: June 19, 2013	By: /s/ Laura L. Ozenberger

Laura L. Ozenberger Senior Vice President – General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

4.1	Registration Rights Agreement, dated June 19, 2013, by and among Inergy Midstream, L.P., John J. Sherman, Crestwood Holdings LLC and Crestwood Gas Services Holdings LLC.

99.1	Press Release dated June 19, 2013 (incorporated by reference from Exhibit 99.1 to Inergy, L.P.’s Current Report on Form 8-K filed on June 19, 2013.)